UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2013

FREEBUTTON, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54009 (Commission File Number)	20-5982715 (I.R.S. Employer Identification No.)

545 Second Street, #6

Encinitas, California 92024

(Address of principal executive offices)

(760) 487-7772
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 22, 2013, FreeButton, Inc. (the “Company”) entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) with Rivalfly National Network, LLC (“Rivalfly”), whereby the Company granted exclusive distribution rights to Rivalfly for its game platform for an initial term of five (5) years.

Under the terms of the Distribution Agreement, Rivalfly will be issued up to 25,512,500 shares (the “Maximum Issuance”) of the Company’s Common Stock (the “Shares”), issuable in increments upon the Company achieving certain milestones as more fully set forth in the Distribution Agreement. More specifically, Rivalfly will be issued: (i) 4,000,000 Shares upon securing a subdistribution agreement with Game Exchange of Colorado, Inc.; (ii) 4,000,000 Shares upon the Company’s completion of a successful test phase for its game platform; and (iii) 1,000,000 Shares for every 1,000 paying customers sourced by Rivalfly. The Share issuances are dependent in large part on the Company’s success in raising capital from investors to develop and commercialize its game platform. The Share issuances are not dependent or conditioned on Rivalfly’s efforts to raise capital on behalf of the Company.

Under the terms of the Distribution Agreement, upon the issuance of 4,000,000 Shares to Rivalfly, Rivalfly will be entitled to appoint one (1) representative to the Company’s Board of Directors and maintain that representative until the time Rivalfly no longer owns at least 2,000,000 Shares or upon termination of the Distribution Agreement.

Under the terms of the Distribution Agreement, in the event of a change in control transaction resulting in net proceeds to the Company of at least $50,000,000, the Maximum Issuance will be deemed fully-earned and issuable.

Item 3.02              Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In connection with the Distribution Agreement, the Company entered into a Stock Purchase Agreement with Rivalfly whereby the Company agreed to issue the Maximum Amount of the Shares to Rivalfly upon achieving the milestones described in the Distribution Agreement and upon satisfaction of other conditions contained in the Distribution Agreement.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following, (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2013

FREEBUTTON, INC. By: /s/ James Edward Lynch, Jr. James Edward Lynch, Jr. President and Chief Executive Officer

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